Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 14, 2021, relating to the consolidated financial statements of Alset EHome International Inc. appearing in the Annual Report on Form 10-K of Alset EHome International Inc. as of and for the year ended December 31, 2020.

We also consent to the reference to us under the heading “Experts” appearing therein.

/s/ Briggs & Veselka Co.

Briggs & Veselka Co.

Houston, Texas

November 30, 2021